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                                                                    Exhibit 99.4

                                 Mail.com, Inc.



                                                                 January 8, 2001


Federal Partners, L.P.
c/o The Clark Estates, Inc.
One Rockefeller Plaza
New York, NY 10020
Attention:  Stephen M. Duff

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of the date hereof among Mail.com, Inc., a Delaware corporation ("Mail.com" or the "Company"), you, the other Purchasers parties thereto and certain other parties (the "Purchase Agreement") and the other Transaction Agreements (as defined therein). Capitalized terms used herein shall have the respective meanings ascribed to such terms in the Purchase Agreement or the other Transaction Agreements.

In consideration of the Transaction Agreements, Mail.com agrees with you as follows:

1. Board of Directors Designee. From and after the date hereof, for so long as Federal Partners, L.P. ("Federal Partners") and its affiliates (or such other accounts for which The Clark Estates, Inc. provides management services) hold at least 3,000,000 shares of Class A common stock of the Company on a fully diluted basis (including the shares issuable upon conversion of the Notes and shares issued in payment of interest on the Notes), such number to be appropriately adjusted in the event of a stock split, stock dividend, stock combination or recapitalization or other event having similar effect (the "Minimum Amount"), Federal Partners shall be entitled to designate one person as a director of the Company. In such event, the Company shall (i) take all actions necessary to ensure the election to the Board of Directors of the representative designated by Federal Partners (the "FP Designee"), including but not limited to increasing, if necessary, the size of the Board of Directors and taking all necessary corporate action to permit the election by the Board of Directors of the FP Designee promptly after such designation, and (ii) at all times thereafter to (x) include the FP Designee among Mail.com's nominees for election to the Board of Directors and (y) use its best efforts to have the FP Designee elected by the stockholders. In lieu of designating a person as a director of the Company, Federal Partners may at any time during the period that it has the right to so designate a director designate an observer to all meetings of the Board of Directors and to receive all information furnished to the directors, subject to conventional confidentiality restrictions.

       2.     Terms and Conditions.

The FP Designee shall serve as a director on the same terms and conditions as at least one of the non-management directors of Mail.com.

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3. Removal. If Federal Partners requests that the FP Designee elected as a director be removed (with or without cause), by written notice to Mail.com, the Company shall take all actions necessary to effect such removal upon such request.

4. Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of an FP Designee, Federal Partners may designate a new FP Designee to fill the vacancy.

5. Termination. The covenants set forth in this agreement shall terminate and be of no further force or effect upon the earlier of (i) the date on which Federal Partners and its affiliates (or such other accounts for which The Clark Estates, Inc. provides management services) hold less than the Minimum Amount and (ii) the consummation of a "Change of Control" and the repayment in full of the Notes, together with all accrued and unpaid interest thereon. As used herein, a Change of Control means a merger or consolidation of Mail.com with or into another Person, or a sale of all or substantially all of the assets of Mail.com to another Person, and the shareholders of Mail.com immediately before such transaction do not own securities of the surviving, resulting or transferee entity representing a majority of the voting power of such entity or any entity controlling such entity immediately after such transaction.


                                Very truly yours,

                                            MAIL.COM, INC.


                                            By: /s/ Thomas Murawski
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                                            Thomas Murawski
                                            Chief Executive Officer

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